                                                                   Exhibit 5



                       [PRESTON GATES & ELLIS LETTERHEAD]



                                February 23, 1996


Microsoft Corporation
One Microsoft Way
Redmond, WA 98052

         Re:      Registration Statement on Form S-3

Gentleman:

         In connection with the registration of 601,531 shares of common stock, par value $.00005 per share (the "Shares") of Microsoft Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Shares by the selling shareholders, (the "Selling Shareholders"), we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company, with its general affairs, it is our opinion that:

         The Shares being registered are legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             PRESTON GATES & ELLIS


                                             By  \s\ Richard B. Dodd
                                                     Richard B. Dodd


                       [PRESTON GATES & ELLIS LETTERHEAD]